Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
4140 Parklake Avenue GlenLake One | Second Floor Raleigh, NC 27612 T 919.329.3800 F 919.329.3799 nelsonmullins.com

November 15, 2019

Via Electronic Transmission

Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, Oregon 97402

Re: Registration Statement on Form S-1: File No. 333-234553

We have acted as counsel to Arcimoto, Inc., an Oregon corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-234553), and all amendments and supplements thereto (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Company of up to an aggregate of 6,325,000 of shares (the “Shares”) of the Company’s common stock, no par value per share, including 825,000 shares that may be sold pursuant to the underwriters’ over-allotment option, to be sold to underwriters pursuant to an underwriting agreement substantially in the form to be filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;

(ii)	the Underwriting Agreement;

(iii)	the Second Amended and Restated Articles of Incorporation of the Company, as amended;

(iv)	the Second Amended and Restated Bylaws of the Company;

(v)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Oregon as of a recent date;

California | Colorado | District of Columbia | Florida | Georgia | Maryland | Massachusetts | New York

North Carolina | South Carolina | Tennessee | West Virginia

Arcimoto, Inc.

November 15, 2019

(vi)	resolutions of the board of directors of the Company or committees thereof relating to, among other things, the authorization and issuance of the Shares (collectively, the “Resolutions”); and

(vii)	such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed the legal capacity of natural persons and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

Based on the foregoing, and subject to the further assumptions and qualifications set forth in this letter, it is our opinion that following (i) execution and delivery of the Underwriting Agreement by the parties thereto, (ii) issuance and delivery of the Shares pursuant to the terms of the Underwriting Agreement, and (iii) receipt by the Company of the consideration for the Shares set forth in the Resolutions, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Oregon Business Corporation Act.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP